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                                                                    EXHIBIT 10.1

                          NABISCO GROUP HOLDINGS CORP.
                          1990 LONG TERM INCENTIVE PLAN
                (AS AMENDED AND RESTATED THROUGH MARCH 17, 2000)

     1. PURPOSE OF PLAN

     The Nabisco Group Holdings Corp. 1990 Long Term Incentive Plan (the "Plan") is amended and restated effective June 15, 1999, to reflect corporate transactions pursuant to which RJR Nabisco Holdings Corp. became known as Nabisco Group Holdings Corp. The Plan is designed:

     (a) to promote the long term financial interests and growth of Nabisco Group Holdings Corp. and subsidiaries (the "Corporation") by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

     (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

     (c) to further the identity of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

     2. DEFINITIONS

     As used in the Plan, the following words shall have the following meanings:

     (a) "Base Value" means not less than the Fair Market Value on the date a Stock Appreciation Right is granted, or, in the case of a Stock Appreciation Right granted retroactively in tandem with (or in replacement of) an outstanding stock option, not less than the exercise price of such option;

     (b) "Board of Directors" means the Board of Directors of NGH;

     (c) "Code" means the Internal Revenue Code of 1986, as amended;

     (d) "Committee" means the Compensation Committee of the Board of Directors;

     (e) "Common Stock" or "Share" means common stock of NGH which may be


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authorized but unissued, or issued and reacquired;

     (f) "Effective Date" shall have the meaning set forth in Section 12;

     (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

     (h) "Fair Market Value" means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time;

     (i) "Grant Agreement" means an agreement between NGH and a Participant that sets forth the terms, conditions and limitations applicable to a Grant;

     (j) "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of an Incentive Stock Option, Other Stock Option, Stock Appreciation Right, Restricted Stock, Performance Units or Performance Shares or any combination of the foregoing;

     (k) "Incentive Stock Options" shall have the meaning set forth in Section 5(a);

     (l) "NGH" means Nabisco Group Holdings Corp.

     (m) "Other Stock Options" shall have the meaning set forth in Section 5(b);

     (n) "Options" shall mean Incentive Stock Options and Other Stock Options;

     (o) "Participant" means any employee, or other person having a unique relationship with NGH or one of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, a non-employee director of NGH or one of its Subsidiaries may not be a Participant;

     (p) "Performance Units" shall have the meaning set forth in Section 5(e);

     (q) "Performance Shares" shall have the meaning set forth in Section 5(f);

     (r) "Restricted Stock" shall have the meaning set forth in Section 5(d);

     (s) "Stock Appreciation Rights" shall have the meaning set forth in Section 5(c); and

     (t) "Subsidiary" means any corporation or other entity in which NGH has a significant equity or other interest as determined by the Committee.

     3. ADMINISTRATION OF PLAN

     (a) The Plan shall be administered by the Committee or, in lieu of the Committee, the Board of Directors. The Committee may adopt its own rules of procedure, and the


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action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

     (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan, subject to such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants who are subject to
Section 16 of the Exchange Act.

     (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, NGH, and the officers and directors of NGH shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, NGH and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by NGH with respect to any such action, determination or interpretation.

     4. ELIGIBILITY

     The Committee may from time to time make Grants under the Plan to such employees, or other persons having a unique relationship with NGH or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Grants may be made under this Plan to non-employee directors of NGH or any of its Subsidiaries. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of NGH.

     5. GRANTS

     From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

     (a) INCENTIVE STOCK OPTIONS - These are stock options within the meaning of
Section 422 of the Code to purchase Common Stock. In addition to other restrictions contained in the Plan, an option granted under this Section 5(a),
(i) may not be exercised


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more than 10 years after the date it is granted, (ii) may not have an option price less than the Fair Market Value of Common Stock on the date the option is granted, (iii) must otherwise comply with Code Section 422, and (iv) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate Fair Market Value of Common Stock (determined at the time of each Grant) with respect to which any Participant may first exercise Incentive Stock Options under this Plan and any Incentive Stock Options granted to the Participant for such year under any plans of NGH or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement, and of any applicable guidelines of the Committee in effect at the time.

     (b) OTHER STOCK OPTIONS - These are options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options". At the time of the Grant the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, an option granted under this Section 5(b), (i) may not be exercised more than 15 years after the date it is granted and (ii) may not have an option exercise price less than the Fair Market Value of Common Stock on the date the option is granted. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan and of any applicable guidelines of the Committee in effect at the time. Payment of the option price may also be made by tender of an amount equal to the full exercise price which has been borrowed from NGH or one of its Subsidiaries if the Participant also authorizes the concurrent sale of the exercised Common Stock by a broker (through an arrangement established by NGH, or one of its Subsidiaries, for Participants) and repays the borrowing, all in accordance with any applicable guidelines of the Committee.

     (c) STOCK APPRECIATION RIGHTS - These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Base Value multiplied by
(iii) the number of rights exercised in cash, stock or a combination thereof as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an Option under Paragraphs 5(a) or 5(b).

     The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights at any time. No Stock Appreciation Right granted under this Plan may be exercised more than 15 years after the date it is granted.

     (d) RESTRICTED STOCK - Restricted Stock is a Grant of Common Stock or stock units equivalent to Common Stock subject to such conditions and restrictions as the Committee shall determine. Any rights to dividends or dividend equivalents accruing due to a grant of Restricted Stock shall also be determined by the Committee. Grants of Restricted Stock


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shall be subject to a normal minimum vesting schedule of 3 years. The number of shares of Restricted Stock and the restrictions or conditions on such shares, as the Committee may determine, shall be set forth in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions.

     (e) PERFORMANCE UNITS - These are rights, denominated in cash or cash units, to receive, at a specified future date, payment in cash or stock of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the Grant, in the Grant Agreement or by other Plan rules, the Committee must determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit as set forth in Section 7 and the period over which performance will be measured.

     (f) PERFORMANCE SHARES - These are rights granted in the form of Common Stock or stock units equivalent to Common Stock to receive, at a specified future date, payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the Fair Market Value at which the Common Stock is traded on the last day of the specified performance period of a specified number of shares of Common Stock based on performance during the period. At the time of the Grant, the Committee, in the Grant Agreement or by Plan rules, will determine the factors which will govern the portion of the Grants so payable as set forth in Section 7 and the period over which performance will be measured.

     6. LIMITATIONS AND CONDITIONS

     (a) The number of shares available for Grants under this Plan shall be 33 million shares of the authorized Common Stock as of the Effective Date. The maximum number of Shares subject to Grants of Options and Stock Appreciation Rights made after December 31, 1996 to any one Participant in any calendar year shall not exceed 2 million shares for each type of Grant, plus any amount of shares that were available within this limit for such type of Grant for any prior year such limitation was in effect and which were not covered by Options or Stock Appreciation Rights granted to such Participant during such year. No more than 3 million shares of Common Stock may be granted as Incentive Stock Options after December 31, 1996. The maximum payment that any one Participant may be paid in respect of any Grant of Performance Units granted for any specified performance period shall not exceed $10 million. The maximum payment that any one Participant may receive in respect of any Grant of Performance Shares granted for any specified performance period shall not exceed 500,000 shares of Common Stock or the cash equivalent thereof. The aggregate maximum number of shares of Common Stock to which Restricted Stock or Performance Shares granted after December 31, 1996 may relate shall not exceed 3 million shares. Shares related to Grants that are forfeited, terminated, cancelled, expire unexercised, settled in cash in lieu of stock, received in full or partial payment of any exercise price or in such manner that all or some of the Shares covered by a Grant are not issued to a Participant, shall immediately become available for Grants. A Grant may contain the right to receive dividends or dividend equivalent payments which may be paid


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either currently, credited to a Participant or deemed invested in shares or share units of Common Stock. Any such crediting of dividends or dividend equivalents or reinvestment in Shares may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents. Subject to the overall limitation on the number of shares of Common Stock that may be delivered under this Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of NGH, including the plan of any entity acquired by NGH.

     (b) At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant. NGH may adopt other compensation programs, plans or arrangements as it deems appropriate.

     (c) Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

     (d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

     (e) No benefit under the Plan shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

     (f) Except to the extent otherwise provided in any other retirement or benefit plan, any grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of NGH or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation.

     This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended. This Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between NGH and any Participant or beneficiary of a Participant. To the extent any person holds any obligation of NGH by virtue of an award granted under this Plan, such obligation shall merely constitute a general unsecured liability of NGH and accordingly shall not confer upon such person any right, title or interest in any assets of NGH.

     (g) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of NGH or any of its Subsidiaries, nor shall any assets of NGH or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of NGH's obligations under the Plan.


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     7. PERFORMANCE FACTORS

     The performance factors selected by the Compensation Committee in respect of Performance Units and Performance Shares shall be based on any one or more of the following: price of Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, return on invested capital, economic profit, economic value added, net income, cash net income, free cash flow, earnings per share, cash earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which no amount will be paid and may have a maximum performance standard above which no additional payments will be made. The applicable performance period shall not exceed 10 years.

     8. ADJUSTMENTS

     (a) In the event of any stock split, spin-off, stock dividend, extraordinary cash dividend, stock combination or reclassification, recapitalization or merger, change in control, or similar event, the Committee may adjust appropriately the number or kind of shares subject to the Plan and available for or covered by Grants, share prices related to outstanding Grants and the other applicable limitations of Section 6(a), and make such other revisions to outstanding Grants and the LTIP as it deems are equitably required.

     (b) In the event of a Change of Control, except as otherwise set forth in the terms of a Grant:

              (i) Options granted pursuant to paragraphs 5(a) or 5(b) hereof shall become fully vested and exercisable; provided, however, that the Committee may make a cash payment to Participants (A) in cancellation of such Options as provided in the applicable Grant Agreements or any amendments or deemed amendments thereto entered into by NGH and the Participant in such amount as shall be provided in such Grant Agreements or amendments or (B) in lieu of the delivery of shares upon exercise, equal to the product of (x) and (y), where (x) is the excess of the Fair Market Value on the date of exercise over the exercise price, and (y) is the number of Shares subject to the stock options being exercised;

              (ii) Stock Appreciation Rights shall become fully vested and exercisable;

              (iii) Restricted Stock shall have all restrictions removed;

              (iv) Performance Units whose performance period ends after the date of the Change of Control shall become vested as to a percentage of Performance Units granted equal to the number of months (including partial months) in the performance period before the date of the Change of Control, divided by the total number of months in the performance period. The value of the Performance Units shall be equal to the greater of the target value of the Performance Units or the value derived from the actual


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performance as of the date of the Change of Control;

              (v) Performance Shares whose performance period ends after the date of the Change of Control shall become vested pro rata as to the number of Performance Shares granted equal to the number of months (including partial months) in the performance period before the date of Change of Control, divided by the total number of months in the performance period. The prorated number of Performance Shares derived from the preceding calculation shall be further adjusted by applying the higher of target or actual performance to the date of Change of Control; and

              (vi) The Committee shall have authority to establish or to revise the terms of any such Grant or any other Grant as it, in its discretion, deems appropriate; provided, however, that the Committee may not make revisions that are adverse to the Participant without the Participant's consent unless such revision is provided for or contemplated in the terms of the Grant.

     (c) As used herein, a "Change of Control" shall occur on the date upon which one of the following events occurs (except as otherwise provided in paragraph (iii) below):

          (i) Any individual, corporation, partnership, group, associate or other entity or "person" as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Nabisco Holdings Corp. ("NHC"), the Corporation or any of their Subsidiaries, or any employee benefit plan(s) sponsored by NHC, the Corporation or any of their subsidiaries, is or becomes the "beneficial owner" (as defined in Rule 13D-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of NHC or the Corporation's outstanding securities ordinarily having the right to vote at elections of directors;

          (ii) Individuals who constitute the Board of Directors of either NHC or the Corporation on January 1, 2000 (each such Board the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of NHC or the Corporation, as the case may be, provided that any person becoming a director subsequent to such date hereof whose election, or nomination for election by NHC's or the Corporation's shareholders, as the case may be, was approved by a vote of at least three-quarters of the directors comprising that Incumbent Board (either by a specific vote or by approval of the proxy statement of NHC or the Corporation, as the case may be, in which such person is named a nominee of NHC or the Corporation, as the case may be, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group,


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               associate or other entity of "person" other than NHC's or the
               Corporation's Board, as the case may be, shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board.

          (iii)The approval by the shareholders of NHC or the Corporation, as the case may be, of a plan or agreement providing (A) for a merger or consolidation of NHC or the Corporation, as the case may be, other than with a wholly-owned subsidiary or with the Corporation, NHC or any of their subsidiaries, and other than a merger or consolidation that would result in the voting securities of NHC or the Corporation, as the case may be, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of NHC or the Corporation, as the case may be, of such surviving entity outstanding immediately after such merger or consolidation or (B) for a sale, exchange or other disposition of all or substantially all of the assets of NHC or the Corporation. If any of the events enumerated in this paragraph (iii) occurs, the Corporation's Board of Directors shall determine the effective date of the Change of Control resulting therefrom.

     For purposes hereof, "Subsidiary" of NHC or the Corporation means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by NHC or the Corporation, as the case may be.

     9. AMENDMENT AND TERMINATION

     The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan, provided that, except for adjustments under Paragraph 8(a) hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant. Except as provided in Section 8(a), the exercise price of any outstanding Option or Stock Appreciation Right may not be adjusted or amended, whether through amendment, cancellation or replacement, unless such adjustment or amendment is properly approved by NGH's shareholders. Likewise, the share and payment limitations set forth in Section 6(a) cannot be increased, and the minimum Option or Stock Appreciation Right grant price limitations set forth in Sections 5(a), 5(b) and 5(c) cannot be reduced, in either case without proper shareholder approval. Subject to the foregoing, NGH's Board of Directors may amend, suspend or terminate this Plan as it deems necessary and appropriate to better achieve the Plan's purpose.

     10. FOREIGN OPTIONS AND RIGHTS


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     (a) The Committee may make Grants to employees who are subject to the tax laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws. Grants of stock options may have terms and conditions that differ from Incentive Stock Options and Other Stock Options for the purpose of complying with the foreign tax laws.

     (b) The terms and conditions of stock options granted under Paragraph 10(a) may differ from the terms and conditions which the Plan would require to be imposed upon Incentive Stock Options and Other Stock Options if the Committee determines that the Grants are desirable to promote the purposes of the Plan.

     11. WITHHOLDING TAXES

     The Corporation shall have the right to deduct from any payment or settlement made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

     12. EFFECTIVE DATE AND TERMINATION DATES

     The Plan shall be effective on and as of April 16, 1997, subject to the approval of NGH's shareholders, and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 9. The terms of Grants made on or before the expiration of the Plan shall extend beyond such expiration. Grants made under the Plan prior to the Effective Date shall be governed by the terms of the Plan as in effect on the date such Grant was made.


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